Exhibit 15.1

[LOGO]

August 24, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 29, 2004 on our review of interim financial information of Tele Norte Leste Participações S.A. and its subsidiaries as of and for the three-month period ended June 30, 2004 and included in the Company’s quarterly report on Form 6-K for the quarter then ended is incorporated by reference in its Registration Statement dated August 24, 2004.

Very truly yours,

/S/    TREVISAN AUDITORES INDEPENDENTES

TREVISAN AUDITORES INDEPENDENTES